Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into effective as of July 21, 2025 (the “Effective Date”), by and between HUMBL, Inc., a Delaware corporation (“HUMBL”), and MultiCortex LLC, a Delaware limited liability company (“MultiCortex”). HUMBL and MultiCortex are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

A. The Parties entered into that certain Joint Venture Agreement dated April 3, 2025 (the “JV Agreement”).

B. The Parties have agreed to terminate the JV Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into and made a part of this Agreement.

2. Termination. The JV Agreement and all obligation thereunder are hereby terminated as of the Effective Date.

3. Mutual Release. Each Party releases the other Party its affiliates, officers, directors, shareholders, employees, attorneys, agents and contractors from any claims such Party may have under or related to the JV Agreement.

4. Purchase Option. MultiCortex hereby grants to HUMBL the right to purchase a 51% equity interest in MultiCortex for a period of one year from the Effective Date for a purchase price of $3,000,000.00.

5. Sales Commissions. The Parties agree that HUMBL will continue to make introductions for MultiCortex and continue to sell MultiCortex’s products. In exchange, the Parties agree to work in good faith to negotiate appropriate sales commissions for HUMBL’s efforts.

6. Cancellation of Shares. MultiCortex agrees that the shares of HUMBL common stock issued to Bruno Ghizoni and Alessandro Faria will be cancelled and MultiCortex will cause Bruno Ghizoni and Alessandro Faria to execute any such documents as are necessary to cancel the shares.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

HUMBL:

HUMBL, Inc.

By:
Thiago Moura, CEO

MULTICORTEX:

MultiCortex, LLC

By:
Bruno Ghizoni, CEO

[Signature Page to Termination Agreement]